UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 8, 2018 (March 8, 2018)

National Bankshares, Inc.

(Exact name of Registrant as specified in its charter)

Virginia	0-15204	54-1375874
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

101 Hubbard Street

Blacksburg, VA 24060

(Address of principal executive offices)

(540) 951-6300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 24, 2013, National Bankshares, Inc. subsidiary, The National Bank of Blacksburg (the “Bank”), entered into a Salary Continuation Agreement with Paul M. Mylum, Senior Vice President, Chief Lending Officer to the Bank. Mr. Mylum is part of a select group of Company or subsidiary executives who receive similar benefits under a salary continuation plan that is funded by an investment in Company or subsidiary owned life insurance policies on the lives of the executives. The executives and their beneficiaries are unsecured creditors of the Company and subsidiaries with respect to the benefits under the salary continuation plans.

The Salary Continuation Agreement provides an annual benefit for the executive officer at normal retirement age (age 65), that is payable for the greater of 15 years or the executive’s lifetime. If the executive dies before receiving annual benefit for 15 years, the benefit is paid to the executive’s beneficiary for the remainder of that period. A reduced benefit is payable upon the executive’s early termination, disability or upon a change in control of the executive’s employer. “Early termination”, “disability” and “change in control” are each defined in the Salary Continuation Agreement. A death benefit that is equal in amount to the retirement benefit is paid to the executive’s beneficiary for 15 years in the event of the executive’s death while an active employee. No benefit is payable if the executive is terminated for cause, as that term is defined in the agreement.

The Salary Continuation Agreement with Mr. Mylum provides that he will receive annual payments of $48,772.00 beginning at normal retirement in 2031. At the time Mr. Mylum and the Bank entered into the original agreement, Mr. Mylum was not a reportable officer of the Company for SEC reporting purposes.

The preceding description of the Salary Continuation Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Salary Continuation Agreement, a copy of which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following exhibits are filed with this Current Report pursuant to Item 5.02:

10.1	Salary Continuation Agreement between The National Bank of Blacksburg and Paul M. Mylum.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL BANKSHARES, INC.

Date: March 8, 2018	By:	/s/ F. Brad Denardo
F. Brad Denardo
President & CEO